Exhibit 10.3

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

                This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of July 24, 2017 (the “Effective Date”), by and between Paul M. DiPerna, having an address at 17995 Bear Valley Lane, Escondido CA 92027 (the “Assignor”), Quasuras, Inc., a Delaware corporation (“Assignee”) and Modular Medical, Inc. (“Modular”).

R E C I T A L S

                WHEREAS, Assignor is the owner of the Assigned IP (as defined below);

                WHEREAS, Assignee wishes to acquire all right, interest and title in the Assigned IP pursuant to and in accordance with the terms and conditions set forth therein;

                WHEREAS, as a condition to Modular taking the following actions on or prior to the Effective Date, Modular shall, among other items, (i) acquire (the “Acquisition”) Assignee by issuing to Assignor (and the other shareholders of Assignee) shares of common stock in Modular in exchange for all such persons’ shares of the Assignee (which equals 100% of the issued and outstanding share of the Assignee), and (ii) agree to sell and certain investors agree to buy shares of common stock of Modular, certain of the net proceeds which will be used in the business of Assignee;

                WHEREAS, as a result of the Acquisition, Assignee will become a wholly-owned subsidiary of Modular;

                NOW THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, and other valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

A G R E E M E N T

                1.             Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.

                                (a)               “Assigned IP” (a) the patents and patent applications listed on Schedule A hereto, and any future patents that claim priority from or the benefit of the filing date of any of the patents listed on Schedule A, and including any and all continuations, divisions, reissues, extensions, supplementary protection certificates and the like with respect to any of the foregoing (the “Patents”); (b) issued, pending and abandoned U.S. and foreign trademarks and trademark applications set forth on Schedule B hereto (the “Trademarks”); and (c) all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world.

                                (b)               “Intellectual Property” means all intellectual and technological property of whatever kind including but not limited to all source code, object code, text, graphics, photos, database technology, ecommerce technology, server technology, operating systems, algorithms, development tools relating to the Assigned IP.

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                                (c)               “Intellectual Property Rights” means copyrights (including rights in software), patents, patent applications, trademarks, trademark applications, trade names, service marks, business names (including internet domain names), design rights, database rights, rights in undisclosed or confidential information (such as know-how, proprietary ideas, trade secrets, techniques, methods, specifications, inventions (whether patentable or not) and the like) and all other intellectual property or similar proprietary rights of whatever nature (whether registered or not and including applications to register or rights to apply for registration) in and to the Intellectual Property which may now or in the future subsist anywhere in the world.

                2.             Transfer and Assignment. For good and valuable consideration including, but not limited to, the Acquisition and the Capital Raise, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells and transfers to Assignee all of Assignor’s right, title and interest in and to the Assigned IP, the Intellectual Property and the Intellectual Property Rights, together with all goodwill related thereto and all rights to fully exploit, and to enforce all infringement claims in respect of any of, such Intellectual Property (the “Assignment”).

                3.             Ownership of Intellectual Property. Assignor represents and warrants to the Assignee and Modular that Assignor is the developer and sole and exclusive owner of the Assigned IP, the Intellectual Property and Intellectual Property Rights, no person has rights with respect thereto including, but not limited to, receive any proceeds herefrom or therefrom whether in a sale, license and/or otherwise, has the full exclusive rights and power to enter into and perform this Agreement and to effect the Assignment and that the execution and performance of this Agreement by such does not and will not violate or interfere with any agreement, understanding or contract to which Assignor and/or any of his Affiliates is a party to and/or is effected by, does not violate any rights of any other Person; does not violate any law, rule and/or regulation that no part of the Assigned IP, the Intellectual Property or Intellectual Property Rights or the exercise of the rights granted hereunder violates or infringes upon any rights of any Person, including, but not limited to, any such Person’s copyrights, trademark rights, patent rights, trade secrets rights, or contractual, common law or statutory rights and no Person has any rights to, including the proceeds from any sale, and/or Lien (as defined below) on any of the Assigned IP, the Intellectual Property and/or the Intellectual Property Rights. The term “Lien” means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.; and the term “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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                4.             Governing Law; Venue. This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to releases among New York residents entered into and to be performed entirely within New York. Each of the Parties expressly and irrevocably (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (iii) consents to the in personam jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

                5.             Execution and Counterparts. This Agreement and any amendments, waivers, consents, or supplements may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile or email shall be as effective as delivery of a manually executed counterpart thereof.

                6.             Severability. If any portion of this Agreement is held and/or found to be invalid, superseded and/or unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless remain in full force and effect and the invalid and unenforceable portions hereof shall be deemed modified to the extent necessary to render that portion valid and enforceable to the maximum extent permitted by law.

                7.             Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties with respect to the matters contained herein, and replaces and supersedes any prior understandings or agreements between any and all of them, with respect to the subject matter hereof.

                8.             Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                9.             Third Party Beneficiary. The parties hereto expressly acknowledge and agree that Modular is a third-party beneficiary to this Agreement and is entitled to the rights, remedies and benefits hereunder and may enforce the provisions hereof as if it were a party hereto. Except as set forth in the preceding sentence, this Agreement shall not confer any rights, benefits or remedies to any Person not a party hereto.

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[SIGNATURE PAGE OF IP ASSIGNMENT AGREEMENT]

                IN WITNESS WHEREOF, the parties hereto have hereby executed and delivered this Agreement as of the date first written above.

ASSIGNOR

Paul DiPerna

ASSIGNEE

QUASURAS, INC.

By:
Name: Paul DiPerna
Title: Chief Executive Officer

MODULAR MEDICAL, INC.

By:
Name: Morgan C. Frank
Title: Chief Executive Officer

[END OF SIGNATURE PAGE OF IP ASSIGNMENT AGREEMENT]

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SCHEDULE A

Patents and Patent Applications

U.S. Provisional Patent Application No. 61/947,032, filed March 3, 2014, naming Paul DiPerna as inventor, and titled “Fluid Delivery Damping and Delivery Pump”

International Patent Application No. PCT/US2015/018525, filed March 3, 2015, naming Paul DiPerna as inventor, and titled “Fluid Delivery Pump”

U.S. Non-provisional Patent Application No. 15/122,132, filed August 26, 2016, naming Paul DiPerna as inventor, and titled “Fluid Delivery Pump”

U.S. Provisional Patent Application No. 62/529,086, filed July 6, 2017, naming Paul DiPerna as inventor, and titled “Variable Flow Orifice with Dynamic Control Feedback.”

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SCHEDULE B

Trademarks and Trademark Applications

None.

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